Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

 I, Kevin C. Eichler, certify, to the best of my knowledge, that based upon a review of the Quarterly Report on Form 10-Q of MIPS Technologies, Inc. for the three months ended September 30, 2003 (the”Form 10-Q”), the Form 10-Q fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended, and that information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of MIPS Technologies, Inc. for the three month period covered by the Form 10-Q.

Date: November 11, 2003	By:	/s/ KEVIN C. EICHLER
Kevin C. Eichler
Vice President and Chief Financial Officer,
MIPS Technologies, Inc

A signed original of this written statement required by Section 906 has been provided by MIPS Technologies and will be retained by it and furnished to the Securities Exchange Commission or its staff upon request.